CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated September 24, 2012 on Dreyfus Intermediate Term Income Fund, Dreyfus Short Term Income Fund and Dreyfus Inflation Adjusted Securities Fund for the fiscal year ended July 31, 2012 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-48926 and 811-6718) of Dreyfus Investment Grade Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

November 27, 2012